Exhibit 4.7

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ATMOS ENERGY CORPORATION

Floating Senior Notes due 2023

No. 2	CUSIP NO. 049560 AV7
ISIN NO. US049560AV77

Atmos Energy Corporation, a Texas and Virginia corporation (herein called the “Company,” which term includes any successor entity under the Indenture, hereinafter defined), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on March 9, 2023 (the “Maturity Date”), at the office or agency of the Company referred to below, and to pay interest thereon at a variable rate, reset quarterly, from March 9, 2021 (the “Issue Date”), or from the most recent Interest Payment Date to which interest has been paid or duly provided for until maturity.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. So long as this Security remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Security is one of a duly authorized issue of securities of the Company, designated as the Floating Rate Notes due 2023 (the “Securities”), issued under an Indenture dated as of March 26, 2009, as it may be supplemented from time to time (referred to herein as the “Indenture”), between the Company and U.S. Bank National Association, as trustee (referred to herein as the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part). A reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered, except as otherwise provided herein.

The Securities are initially limited to $1,100,000,000 aggregate principal amount. The Company may, at any time, without the consent of the Holders of the Securities, issue additional securities having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, if applicable, the first interest payment date) as the Securities. Any such additional securities shall be consolidated and form the same series of the Securities having the same terms as to status, redemption and otherwise as the Securities under the Indenture.

The Company will pay interest quarterly on the Securities at the Three-Month LIBOR Rate plus 38 basis points (0.380%) per year (the “Margin”), reset quarterly, subject to the provisions set forth herein. The interest rate for the initial interest period is 0.56538%. The Company will pay interest on March 9, June 9, September 9 and December 9 of each year, each such date referred to as an “Interest Payment Date,” and also a “LIBOR Rate Reset Date,” until maturity or earlier redemption. The first Interest Payment Date and first LIBOR Rate Reset Date will be June 9, 2021. The record date for interest payable on any Interest Payment Date shall be the close of business on (1) the business day immediately preceding such Interest Payment Date so long as all of the Securities remain in book-entry only form, or (2) the 15th calendar day immediately preceding such Interest Payment Date if any of the Securities do not remain in book-entry only form. Interest on the Securities will accrue from and including the date of original issuance to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on each Security will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on that Security to but excluding the next succeeding Interest Payment Date. No interest will accrue on the Securities for the day on which the Securities mature.

The Securities will bear interest for each interest period at a rate determined by the Calculation Agent, except as set forth below. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company, or, in certain circumstances described below, the Company or its designee will inform the Trustee, of the interest rate for the next interest period.

The interest rate will be reset on the LIBOR Rate Reset Date and will be the interest rate applicable from such LIBOR Rate Reset Date (or, in the case of any day preceding the first LIBOR Rate Reset Date, the interest rate determined as described below on March 5, 2021) to the next succeeding LIBOR Rate Reset Date. The amount of interest payable for any interest period on the Securities will be determined by the Company and will be computed by multiplying the floating rate for that interest period by a fraction, the numerator of which will be the actual number of days elapsed during that interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the Securities. The interest rate for any interest period will at no time be higher than the maximum rate then permitted by applicable law. Additionally, the interest rate will in no event be lower than zero.

If an Interest Payment Date, other than a redemption date or the maturity date of the Securities, falls on a day that is not a business day, the Interest Payment Date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding business day. Also, if a redemption date or the maturity date of the Securities falls on a day that is not a business day, then payment of the interest or principal payable on that date will be made on the next succeeding day which is a business day, and no interest will be paid or other payment made in respect of such delay. A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.

If any LIBOR Rate Reset Date falls on a day that is not a business day, the LIBOR Rate Reset Date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding business day.

The “Three-Month LIBOR Rate” for each interest period beginning on a LIBOR Rate Reset Date, or March 9, 2021 in the case of the initial interest period, means the rate determined in accordance with the following provisions:

(1)

On the related LIBOR Interest Determination Date, the Calculation Agent will determine the Three- Month LIBOR Rate, which will be the rate for deposits in U.S. Dollars having an index maturity of three months which appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on such interest determination date, the Three-Month LIBOR Rate does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2)

If the Three-Month LIBOR Rate cannot be determined as described above on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market selected by the Company to provide it with their offered quotations for deposits in U.S. Dollars for the period of three months, beginning on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Company for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Company are not providing quotations in the manner described by this paragraph, the rate for the interest period following the LIBOR Interest Determination Date will be the rate in effect on the immediately prior LIBOR Interest Determination Date.

The Calculation Agent shall not have any liability for (x) the selection of major reference banks in the London Inter-Bank Market or major banks in New York City used for purposes of calculating the Three-Month LIBOR Rate, or for the failure or unwillingness of any major reference banks in the London Inter-Bank Market or major banks in New York City to provide a quotation or (y) any quotations received from such major reference banks in the London Inter-Bank Market or major banks in New York City, as applicable. For the avoidance of doubt, if the rate appearing on the Bloomberg L.P. page “BBAM” or Reuters Page LIBOR01 for the Three-Month LIBOR Rate is unavailable, neither the Calculation Agent nor the Trustee shall be under any duty or obligation to take any action other than the Calculation Agent’s obligation to take the actions expressly set forth herein and in the Indenture, in each case whether or not quotations are provided by such major reference banks in the London Inter-Bank Market or major banks in New York City, as applicable. The Calculation Agent will not be obliged to solicit rates if it receives no quotations for three (3) consecutive London Business Days or if the Three-Month LIBOR Rate (or other applicable Benchmark) has been disrupted permanently or indefinitely.

Notwithstanding clause (1) and clause (2) in the preceding paragraph, if the Company (or its designee) determine on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred with respect to Three-Month LIBOR (or the then-current Benchmark, as applicable), then the provisions set forth below under “Effect of Benchmark Transition Event,” which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Securities. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and the Margin specified herein. In the event that LIBOR or applicable Benchmark is not available on any determination date, then unless the Calculation Agent is notified of a replacement benchmark in accordance with the terms of Securities within three (3) London Business Days, the Calculation Agent shall use the interest rate in effect for the immediately prior interest period.

All percentages resulting from any calculation of any interest rate for the Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.456789% (or .03456789) being rounded to 3.45679% (or .0345679)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the Securities less than 0.00% will be deemed to be 0.00% (or .0000).

For Purposes of this Security:

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially U.S. Bank National Association.

“LIBOR Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means (i) the second LIBOR Business Day preceding each LIBOR Rate Reset Date or (ii) March 5, 2021 in the case of the initial interest period.

“London Business Day”, means any day that, in the city of the principal Corporate Trust Office of the Trustee and in London, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent, or in certain circumstances described below, by the Company or its designee will be final and binding on the Company, the Trustee, and the holders of the Securities.

Neither the Trustee, paying agent nor Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Three-Month LIBOR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any alternative reference rate or Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Neither the Trustee, paying agent, nor Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein and in the Indenture as a result of the unavailability of the Three-Month LIBOR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Company, in providing any direction, instruction, notice or information required or contemplated herein and in the Indenture and reasonably required for the performance of such duties. Neither the Trustee nor the Calculation Agent shall have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Securities, including but not limited to the Reuters Screen (or any successor source) or

Bloomberg L.P. page “BBAM” or Reuters Page LIBOR01 or for any rates compiled by the ICE Benchmark Administration or any successor thereto, or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York’s Website, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Any determination, decision or election that may be made by the Company or its designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or its designee’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of the Company or its designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

The Calculation Agent shall not be bound to follow or agree to any amendment or supplement to the Indenture (including, without limitation, any Benchmark Replacement Conforming Changes) that would increase or materially change or affect the duties, obligations or liabilities of the Calculation Agent, (including without limitation the imposition or expansion of discretionary authority), or reduce, eliminate, or otherwise change any right, privilege or protection of the Calculation Agent, in each case in its reasonable judgment, without such party’s written consent.

Benchmark Replacement. If the Company (or its designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its designee) will have the right to make Benchmark Replacement Conforming Changes from time to time, except to the extent that such changes would increase or materially change or affect the duties, obligations or liabilities of the Calculation Agent (including without limitation the imposition or expansion of discretionary authority), or reduce, eliminate, limit or otherwise change any right, privilege or protection of the Calculation Agent, or would otherwise materially and adversely affect the Calculation Agent, in each case in its reasonable judgment, without such party’s express written consent.

Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its designee) pursuant to this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Securities, shall become effective without consent from any other party.

As used in this subsection:

“Benchmark” means, initially, the Three-Month LIBOR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin specified herein and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Securities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or its designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its designee) decide that adoption of any portion of such market practice is not administratively feasible or if the Company (or its designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its designee) determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then- current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period or compounded in advance) being established by the Company (or its designee) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, the Company (or its designee) determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin specified herein.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (2) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company (or its designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Events of Default. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Optional Redemption. The Securities will be redeemable prior to maturity at the Company’s option, at any time on or after September 9, 2021, in whole or from time to time in part. The Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by The Depository Trust Company (“DTC”) during any period the Securities are issued in the form of a global security registered in the name of DTC or a nominee thereof; provided that during any period the Securities are issued in certificated form, the selection of such Securities for redemption will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (or, in the case of Securities issued in global form, by such method as the depositary may require) and which may provide for the selection for redemption of portions of the principal of the Securities. Notice of any redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date, to each Holder of Securities to be redeemed, at its address as shown in the Security Register. If any Securities are to be redeemed in part only, the notice of redemption will state the portion of the principal amount of the Securities to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Security. A partial redemption will not reduce the portion of any Security not being redeemed to a principal amount of less than $2,000. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption unless the Company defaults in the payment of the Redemption Price.

Sinking Fund. This Security does not have the benefit of any sinking fund obligations.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities. Certain limited amendments may be effected under the Indenture at any time by the Company and the Trustee without the consent of any Holders of the Securities. Certain other amendments affecting the Securities may only be effected under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture affecting the Securities. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Outstanding Securities to waive on behalf of all of the Holders of all Outstanding Securities certain past defaults under the Indenture in respect of the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company represented by this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Authorized Denominations. The Securities are issuable only in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. At the date of the original issuance of this Security such office or agency of the Company is maintained by U.S. Bank National Association, 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

Defined Terms. All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Laws. This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ATMOS ENERGY CORPORATION

By:	Daniel M. Meziere
	Name:	Daniel M. Meziere
	Title:	Vice President of Investor Relations and Treasurer

Attest:

By:	/s/ Karen E. Hartsfield
	Name:	Karen E. Hartsfield
	Title:	Senior Vice President, General Counsel and Corporate Secretary

FRN Note No. 2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 9, 2021	U.S. Bank National Association, as Trustee

	By:	/s/ Jack Ellerin
Authorized Officer

FRN Note No. 2

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signature:
(sign exactly as name appears on the other side of this Security)

Signature guaranteed by: ______________________________